Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: Sea Containers Ltd., et al .	Case No.	06-11156 (KJC)

	Reporting Period:	April 1,2008 - April 30, 2008

MONTHLY OPERATING REPORT

File with Court and submit copy to United States Trustee within 20 days after end of month**

Submit copy of report to any official committee appointed in the case.

		Document	Explanation
REQUIRED DOCUMENTS	Form No.	Attached	Attached
Schedule of Cash Receipts and Disbursements	MOR-1	x
Bank Reconciliation(or copies of debtor’s bank reconciliations)	MOR-l (CON’T)
Copies of bank statements
Cash disbursements journals
Statement of Operations	MOR-2	x
Balance Sheet	MOR-3	x
Status of Postpetition Taxes	MOR-4
Copies of IRS Form 6123 or payment receipt
Copies of tax returns filed during reporting period
Summary of Unpaid Postpetition Debts	MOR-4	x
Listing of aged accounts payable
Accounts Receivable Reconciliation and Aging	MOR-5	x
Debtor Questionnaire	MOR-5	x

I declare under penalty of perjury (28 U.S.C. Section 1746) that this report and the attached documents are true and correct to the best of my knowledge and belief.

Signature of Debtor	Date

Signature of Joint Debtor	Date

23 May 2008
Signature of Authorized Individual*	Date
(on behalf of Sea Containers Ltd)

Laura Barlow	Chief Financial Officer
Printed Name of Authorized Individual	Title of Authorized Individual

23 May 2008
Signature of Authorized Individual*	Date
(on behalf of Sea Container Services Limited)

Laura Barlow	Chief Financial Officer
Printed Name of Authorized Individual	Title of Authorized Individual

*Authorized individual must be an officer, director or shareholder if debtor is a corporation; a partner if debtor is a partnership; a manager or member if debtor is a limited liability company.

**As agreed with the US Trustee office, MORs will be filed the 30th after each Month	FORM MOR
(9/99)

SEA CONTAINERS LTD., et al.
INDEX TO MONTHLY OPERATING REPORT

SEA CONTAINERS LTD., et al
MONTHLY OPERATING REPORT, APRIL 2008

NOTES TO MONTHLY OPERATING REPORT

General

For financial reporting purposes, Sea Containers Ltd. prepares consolidated financial statements relating to Sea Containers Ltd. and its affiliates and subsidiaries (the “Sea Containers Group”) that are filed with the Securities and Exchange Commission (the “SEC”). Unlike the consolidated financial statements, the financial statements in this report reflect only the assets and liabilities of each individual Debtor (as defined below).

The information furnished in this report includes primarily normal recurring adjustments and reflects all adjustments which are, in the opinion of management, necessary for a fair presentation of such financial information. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

The financial statements in this report represent the company’s internal accounting, on an unaudited and uncertified basis. As of April 30, 2008, Sea Containers Ltd. has not filed its form 10-K report for fiscal year ended December 31, 2005 or later, nor has it filed form I0-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007, and March 31, 2008. The certification and audit process may result in adjustments to the stated assets and liabilities.

Chapter 11 Reorganization Proceedings

On October 15, 2006 (the “Petition Date”), Sea Containers Ltd. (“SCL”), Sea Containers Services Ltd. (“Services”) and Sea Containers Caribbean Inc. (“SCCI”) (each a “Debtor” and collectively, the “Debtors”) each filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The cases were consolidated for the purpose of joint administration. The Debtors are operating their businesses as debtors-in-possession (“DIP”) pursuant to the Bankruptcy Code. An official committee of unsecured creditors has been appointed for SCL (the “SCL Committee”) and an official committee of unsecured creditors has been appointed for Services (the “Services Committee”).

Pursuant to the provisions of the Bankruptcy Code, all actions to collect upon any of the Debtors’ liabilities as of the Petition Date or to enforce pre-petition contractual obligations are automatically stayed. Absent approval from the Bankruptcy Court, the Debtors are prohibited from paying pre-petition obligations. In addition, as a consequence of the chapter 11 filing, pending litigation against the Debtors is generally stayed, and no party may take any action to collect pre-petition claims except pursuant to an order of the Bankruptcy Court. However, the Debtors have requested that the Bankruptcy Court approve certain pre-petition liabilities, such as employee wages and benefits and certain other pre-petition obligations. While the Debtors are subject to chapter 11, all transactions of the Debtors outside the ordinary course of business will require the prior approval of the Bankruptcy Court.

At the Initial Debtors Interview with the United States Trustee on November 21, 2006, it was agreed that the Debtors’ Monthly Operating Report should consist of the following:

•      Consolidating Schedule of Cash Receipts and Disbursements by Debtor.

•      List of all bank accounts detailing the bank, account description, account number, and month end book balance. Attestation that all bank reconciliations have been performed.

•      Balance Sheets for Each Debtor.

•      Schedules of the intercompany activity.

•      Income Statements for each Debtor.(1)

•      Schedule of Post-Petition fiduciary taxes – Provide Attestation that all taxes are current.

•      Schedule of Unpaid Post-Petition Debts.

•      Schedule of Accounts Receivable and Aging.

•      Debtor Questionnaire.

(1)   No income statement has been prepared for Sea Containers Caribbean Inc. since it has not traded in the last 12 months.

In Re: Sea Containers Limited	Cash No:	06-1156 (KJC)
	Reporting Dates:	April 1 - April 30, 2008

Schedule of Cash Receipts and Disbursements

			Commerce		Bank of	Bank of	Societe	Societe	Commerce	Bank of	Bank of	Barclays
	JP Morgan	JP Morgan	Bank	JP Morgan	America	America	Generale	Generale	Bank	Bermuda	Bermuda	Bank	Current Month
	A/C 704	A/C 702	A/C 353	A/C 501	A/C 015	A/C 023	A/C N/A	A/C 032	A/C 282	A/C 16501	A/C 16001	A/C INS & TEE	Total
Cash beginning of month	39,114	27,918	28,264,515	75,067	280,032	3,281	400,000	3,538	516,603	9,865	2,923	497,501	30,120,357

Receipts
Insurance claim													0
Inter company receivable													0
Chassis Rental													0
Sale of ships													0
Foreign Exchange Revaluation	975	6			(8,755)								(7,774)
Interest Income	390		32,316	195	178		374	13					33,466
Sweep from SCS					(862,314)								(862,314)
Intra company sweep	146,404	108,470	(4,150,000)		809,037	86,463	(400,374)		3,400,000	(7,500)	7,500		0
Income received from Ge Seaco													0
Container Rental				1,286									1,286
Total Receipts	147,769	108,476	(4,117,684)	1,481	(61,854)	86,463	(400,000)	13	3,400,000	(7,500)	7,500	0	(835,336)

Disbursements
Net Payroll													0
Loan interest									783,961				783,961
Sales Use & Other Taxes													0
Inventory Purchases													0
Secured/Rental/Leases													0
Insurance													0
S, G & A costs	296	109,103		133	38	89,928			3,077,776		5,000		3,282,274
Selling													0
Other (Attach List)													0
Contra													0
Sweep to SCS													0
Transfers (To DIP Accts)													0
Intra company sweep													0
Professional Fees													0
U.S. Trustee Quarterly Fees													0
SC Treasury funding													0
Court Costs													0
Total Disbursements	296	109,103	0	133	38	89,928	0	0	3,861,737	0	5,000	0	4,066,235

Net Cash Flow (Receipts Less Disbursements)	147,473	(627)	(4,117,684)	1,348	(61,892)	(3,465)	(400,000)	13	(461,737)	(7,500)	2,500	0	(4,901,571)

Cash End of Month	186,587	27,291	24,146,831	76,415	218,140	(184)	0	3,551	54,866	2,365	5,423	497,501	25,218,786

						The Following Section Must Be Completed

						Disbursements For Calculating U.S. Trustee Quarterly Fees (From Current Month Actual Column)
						Total Disbursements							4,066,235
							Less:		Transfers to Debtor In Possession Accounts				0
							Less:		Disbursements made by Sea Containers Ltd on behalf of Sea Containers Services Ltd				(12,870)
						Total Disbursements For Calculating U.S. Trustee Quarterly Fees							4,053,365

In Re: Sea Containers Services	Cash No: 06-11156 (KJC)
Reporting Dates: April 1 to April 30, 2008
Schedule of Cash Receipts and Disbursements in $USD
(Conversion rate: £ = $1.97)

	Barclays Bank	Bank of America	Bank of Scotland	Commerce Bank	Current Month
	A/C 724	A/C 013	A/C 234	A/C 131	Actual
Cash beginning of month	0	(24,889)	0	50,000	25,111
Receipts
Foreign exchange		(250)			(250)
Accounts Receivable					0
Interest receivable					0
Depoit repaid					0
Funding From SCL		862,314			862,314
Inter company settlement					0
Tax refund					0
Total Receipts	0	862,064	0	0	862,064

Disbursements
Net Payroll		615,783			615,783
Payroll Taxes					0
Other taxes					0
Rates		14,237			14,237
Secured/Rental/Leases					0
Pension		27,909			27,909
Administrative		207,764			207,764
Selling					0
Rent					0
Lease settlement					0
Owner Draw *					0
Transfers (To DIP Accts)					0
Sweep to SCL					0
Professional Fees					0
U.S. Trustee Quarterly Fees					0
Court Costs					0
Total Disbursements	0	865,693	0	0	865,693
Net Cash Flow (Receipts Less Disbursements)	0	(3,629)	0	0	(3,629)

Cash End of Month	0	(28,518)	0	50,000	21,482

The Following Section Must Be Completed

Disbursements For Calculating U.S. Trustee Quarterly Fees (From Current Month Actual Column)

Total Disbursements	865,693
Less: Transfers To Debtor In Possession Accounts	0
Add: Disbursements made by Sea Containers Ltd on behalf of Sea Containers Services Ltd	12,869
Total Disbursements For Calculating U.S. Trustee Quarterly Fees	878,562

Reconciliation books to ledger	USD $
Cash in bank at the end of the month	21,482
Petty Cash	5,060
Balance per Sea Containers Services Financials April 30, 2008	26,542

BANK RECONCILIATIONS

The Debtors confirm and attest that all bank reconciliations have been performed for Sea Containers Ltd. and Sea Containers Services Ltd.

Bank reconciliations are not applicable to Sea Containers Caribbean Inc. because it does not have any bank accounts.

Sea Containers Ltd

Balance Sheet

		Unaudited	Unaudited
		April 30,	October 15,
	Note	2008	2006

Assets
Current assets
Cash and cash equivalents		$25,218,786	$50,100,986
Trade receivables - less allowances for bad and doubtful accounts of $1.379 million	(8)	60,520	1,955,441
Due from related parties	(4)	740,899	13,481,857
Prepaid expenses and other current assets		636,577	1,718,439
Total current assets		26,656,782	67,256,723

Fixed assets, net	(5)	—	—

Long-term equipment sales receivable, net	(5)	—	—
Investment in group companies	(2)	143,558,856	—
Intercompany receivables	(3)	—	—
Investment in equity ownership interests	(6)	217,178,664	197,742,498
Other assets	(7)	3,061,004	3,424,161
Total assets	(1)	$390,455,306	$268,423,382

(1)  Sea Containers Ltd does not produce Company only accounts. This statement of assets represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of April 30, 2008, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007 and March 31, 2008.  In order to facilitate the preparation of Sea Containers Ltd and Sea Container Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process for Sea Container Services Limited at June 29, 2007 period end may result in adjustments to the above stated assets. The foreign exchange rates used to translate April 30, 2008, March 31, 2008 and October 15, 2006 were $1.97, $1.99 and $1.87 respectively.

(2)  The parent Company for the Sea Containers Group, Sea Containers Ltd, at April 30, 2008 had an amount of $496,702,599 recorded in its books as an investment in subsidiary companies. Sea Containers Ltd is presently undergoing an exercise to ascertain the value contained within its subsidiaries that will become available to Sea Containers Ltd. Management’s current view is that this investment is significantly impaired; therefore, whilst this exercise is underway, Sea Containers Ltd feels it appropriate to make full provision against the investment in subsidiaries, except as noted below.

On July 24, 2007, Sea Containers Ltd entered into a loan facility to repay existing indebtedness of its subsidiary, Sea Containers SPC Ltd (“SPC”), thereby avoiding a foreclosure by the lenders to SPC and preserving value in its container fleet and control over these assets. This was financed through a capitalisation by Sea Containers Limited in SPC Holdings Ltd and SPC Holdings Ltd in SPC for $143,546,856 in both cases. Therefore an investment to this value is now disclosed on Sea Containers Limited’s balance sheet.

(3)  The Sea Containers Group has a highly complex intercompany matrix that involves a large number of amounts receivable and payable. These are held as gross figures within the individual company accounting records but are netted off for the purposes of external presentation. Sea Containers Ltd is in the process of evaluating all intercompany receivables and payables as part of its exercise to ascertain value held in subsidiary companies. Sea Containers Ltd has a net intercompany receivable from its direct and indirect subsidiaries of $514,341,043. This represents a gross intercompany receivable of $1,686,847,673 and a gross intercompany payable of $1,172,506,630. Full provision has been made against this net amount whilst the exercise to ascertain value is underway. It is possible that individual subsidiaries may have a claim against Sea Containers Ltd and the netting off exercise in Sea Containers Ltd’s accounts is not prejudicial to any such claim that a subsidiary may have.

Since January 2007 Sea Containers Ltd has included adjustments to its inter company balances that arose as a result of UK statutory reporting requirements. This resulted in changes to certain inter company balances previously stated on the detailed inter company schedule. These changes did not impact on the Sea Containers Ltd balance sheet, due to the company’s policy to fully provide against its net inter company balances and therefore Sea Containers Ltd has not restated its previously filed monthly operating reports.

(4)  As part of the claims process referred to in note (13) of this MOR, GE SeaCo made a claim in respect of trading balances due from Sea Containers Ltd. The claim, acknowledged, that there were also balances due from GE SeaCo to Sea Containers Ltd but did not reduce the amount of the claim in respect of these amounts. Sea Containers Ltd and the other debtor entities, Sea Containers Services Ltd. and Sea Containers Caribbean Inc. together with GE SeaCo have agreed to resolve this claim outside of the Bankruptcy Court process by entering into a global group Settlement of all balances due between the Sea Containers group of companies and the GE SeaCo group of companies. This settlement has taken the form of a stipulated net balance between the two groups of companies as at June 30 2007. The stipulated balance as at June 30, 2007 was $4,299,882 due from GE SeaCo to the Sea Containers group, which was however reduced by amounts received from GE SeaCo companies since June 30, 2007 to leave a net stipulated balance after receipt of cash of $665,851 at June 30, 2007. The stipulation was approved by the Bankruptcy Court on March 14, 2008. The balance at April 30, 2008 was $740,899, which represents the stipulated balance of $665,851 and transactions between SCL and GE SeaCo of $75,048.

It is anticipated within the stipulation that the net balance will be received in due course by Sea Containers Ltd on behalf of the Sea Containers group. As part of the stipulation process, the other companies within the Sea Containers group including the other debtor entities, assigned any receivable or payable balances that they held with any GE SeaCo company at 30 June 2007 to Sea Containers Ltd and this has been accounted for through an adjustment to their inter-company balance with Sea Containers Ltd, this treatment being reflected within this MOR. The company has obtained the necessary consents and approvals to formalise these arrangements between Sea Containers Ltd and its subsidiary companies and GE SeaCo.

All transactions between Sea Containers group companies and GE SeaCo group companies that have occurred subsequent to the stipulation date of June 30, 2007, are reflected within the individual accounts of the group companies and are not subject to a Global Settlement.

(5)  Fixed assets and long-term equipment sales receivable relate to containers. On October 3, 2006, SCL transferred the majority of these containers to a Special Purpose Company wholly owned by SCL to enable refinancing of the container fleet. These containers were transferred at Net Book Value. On October 12, 2006, the remaining assets were sold to a third party.

(6)  This balance consists of the historic audited carrying value of SCL’s investment in GE SeaCo together with GE SeaCo’s financial performance for the year ended December 31, 2007, (as to which certain adjustments have been made, as described below) and estimated results for the period from January 1, 2008 to April 30, 2008.

As at April 30, 2008, and as previously reported GE SeaCo had asserted claims against Sea Containers SPC Ltd and SCL in the amount of approximately $14m plus interest of $6m and costs.  The asserted claim was in relation to the Equipment Management Agreement (“EMA”) under which GE SeaCo manages certain of the company’s containers, subject to the EMA.  At March 31, 2008 GE SeaCo had withheld approximately $20m that would otherwise have been payable to Sea Containers SPC Ltd. under the EMA against the full amount that it had claimed to be due to GE SeaCo.  GE SeaCo has also reserved its rights to claim directly against SCL. SCL has not accepted the claim and the matter has gone to arbitration. The 2007 results, as reported by GE SeaCo has, therefore, been adjusted to exclude the financial impact of the claim before inclusion in financial statements. Had the claim been accepted, SCL’s share of the GE SeaCo pre tax adjusted revenue would have increased by $5.2m and SCL would have reported an increase in its investment in GE SeaCo by the same amount. Additionally, for reasons set out above, Sea Containers Ltd has not recorded a liability to GE SeaCo in respect of this claim.

GE SeaCo has also made other claims against SCL and its subsidiaries, which have also gone to arbitration. Neither GE SeaCo nor SCL have recognised the potential impact of these claims.

On April 25, 2008 SCL and General Electric Capital Corporation (“GECC”) entered into a framework agreement to resolve all the claims between the parties and GE SeaCo including those noted in the two preceding paragraphs. This agreement was filed with the SEC on April 25, 2008. This agreement has also been filed with the Bankruptcy Court for approval. The proposed settlement has not been reflected in the accounts of SCL or its subsidiaries as it is still subject to documentation and court approval.

(7)  $2,169,212 of the Other Assets balance represents the unamortized part of capitalised finance costs in relation to certain of Sea Containers Ltd’s senior loan notes that were outstanding at April 30, 2008. The loan notes will be amortised up to maturity (between March 2009 and June 2012) at a monthly rate of some $47,000.  If the loan notes, which are disclosed as being due in less than one year, are repaid then the balance of the unamortized capitalised finance costs will be expensed to the Statement of Operations.

Of the remaining Other Assets balance, $891,712 represents the unamortized part of the original issue discount and other costs, in relation to the Debtor in Possession (“DIP”) loan facility of $145 million, and which are being amortised over 2 years.

(8)  The Company has recently completed a full bad debt review. Prior to this review it was the Company’s policy to fully provide against all trade receivables. The Company now only provides a provision for specific bad and doubtful debts.

		Unaudited	Unaudited
		April 30,	October 15,
	Note	2008	2006

Liabilities and shareholders’ equity
Current liabilities
Accounts payable		$11,447,395	$3,372,476
Accrued expenses	(14)	79,644,671	22,843,429
Current portion of long-term debt	(12), (14)	174,487,158	25,926,107
Current portion of senior notes	(14)	385,549,035	384,938,936
Total current liabilities		651,128,259	437,080,948

Total shareholders’ equity	(11)	(260,672,953)	(168,657,566)
Total liabilities and shareholders’ equity	(9), (10), (13)	$390,455,306	$268,423,382

(9)  Sea Containers Ltd does not produce Company only accounts. This statement of liabilities represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of April 30, 2008, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007 and March 31, 2008.  In order to facilitate the preparation of Sea Containers Ltd and Sea Container Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process for Sea Container Services Limited at June 29, 2007 period end may result in adjustments to the above stated assets. The foreign exchange rates used to translate April 30, 2008, March 31, 2008 and October 15, 2006 were $1.97, $1.99 and $1.87 respectively.

(10) On July 3, 2007, the Determinations Panel of the United Kingdom government Pensions Regulator (which regulates employment-based pension plans in the UK and aims to protect the benefits of members of UK pension plans) published notices of its decision that a Financial Support Direction (FSD) will be issued against Sea Containers Ltd. under Section 43 of the Pensions Act 2004 in respect of the Sea Containers 1983 Pension Scheme (the “1983 Scheme”) and the Sea Containers 1990 Pension Scheme (the “1990 Scheme”) (together the “Schemes”). The hearing before the Determination Panel took place on 12 and 13 June 2007 to consider the warning notices issued by the Regulator in October 2006 and April 2007 in respect of the two Pension Schemes.

On July 24, 2007, Sea Containers Ltd announced that it had lodged an appeal in respect of the Determination Notices issued by the Determinations Panel of the Pension Regulator on June 15, 2007. The appeal contested the Panel’s decision that FSDs should be issued against Sea Containers Ltd under section 43 of the Pensions Act 2004 in respect of the two Pension Schemes. It has always been Sea Containers Ltd’s expectation that any restructuring plan of reorganization proposed under the Chapter 11 bankruptcy protection process would be subject to the Pensions Regulator’s Clearance procedure.

On February 6, 2008, Sea Containers Ltd announced that it had reached a settlement in principle with the Trustees of the two Pension Schemes to agree the amount of their claims against the Sea Containers Ltd estate.  Under the agreement, the Trustees would have a claim of approximately $200 million recognized in the Company’s Chapter 11 proceedings. The agreement in principle will also create an additional reserve for certain potential pension scheme liabilities, up to $69 million, in respect of age-related equalization changes.

In connection with this importasnt agreement, Sea Containers Ltd withdrew its appeal against the Financial Support Direction (FSD) and the FSD was issued on February 5, 2008. Sea Containers Ltd considers that the settlement will adequately address the FSD and that the current legal proceedings would be of no further benefit. Sea Containers Ltd, alongside the Trustees, will be seeking approval from the Pensions Regulator for the proposed settlement, which is also subject to Bankruptcy Court approval.  The settlement has not been reflected in the accounts of Sea Containers Ltd or Sea Containers Services Limited as it is still subject to documentation and regulatory approvals.

On July 9, 2007 the Pensions Regulator notified the Company that it was considering commencing further financial support proceedings against Sea Containers Ltd, with regards to other participating employers in the 1983 Scheme and 1990 Scheme. It is the Company’s intention that such proceedings, if they are brought, will be defended.

(11)  Shareholders’ Equity is calculated after all adjustments that have been noted in notes (1) to (10) above.  In particular, the treatment of investments in group companies and net intercompany receivables as discussed in notes (2), (3) and (4) have a material effect on Shareholders’ Equity. Any adjustment to this policy which may arise on completion of the exercise to ascertain value held in subsidiary companies and the associated evaluation of intercompany receivables and payables may have a material impact on Shareholders’ Equity as stated.

(12)  The Current portion of long term debt consists of loans from Trilogy Portfolio LLC, for a ship acquisition and Silverpoint, for a share acquisition.

On July 24, 2007 Sea Containers Ltd closed its Debtor in Possession (“DIP”) loan facility of $145 million, having obtained Court approval on June 26. The Company entered into the facility to repay existing indebtedness of its subsidiary, Sea Containers SPC Ltd (“SPC”), thereby avoiding a foreclosure by the lenders to SPC and preserving value in its container fleet and control over these assets. The DIP facility also provides a $25 million revolving credit facility for working capital purposes, which was undrawn as at April 30, 2008, for the duration of the Chapter 11 case.

(13)  As a result of the Claims Bar Date on July 16, 2007, numerous parties including GE and GE SeaCo have filed proofs of claims in the bankruptcy cases. The Debtors currently are in the process of evaluating these proofs of claim and the claims asserted therein, including GE SeaCo’s EMA-related claim discussed above. The MOR does not reflect any analysis of, nor does it incorporate, such proofs of claim or the claims asserted, therein.

(14)  In accordance with US GAAP, FAS 140, para 16, Sea Containers Ltd has continued to accrue interest on senior notes due. The total accrual included within this MOR for interest on senior notes due is $70,966,551 and the total accrual within this MOR for interest on the current portion on long term debt is $5,070,073. This represents interest accruing post petition and may not reflect the treatment of such interest under the provision of the Bankruptcy Code.

SEA CONTAINERS LTD

STATEMENT OF OPERATIONS

		Unaudited	Unaudited
		One Month Ended	Period Oct 16, 2006
	Note	April 30, 2008	to April 30, 2008

Revenue	(16)	$2,482,833	$30,199,562

Costs and expenses:
Operating income		—	5,948,939
Selling, general and administrative expenses	(19)	(1,529,383)	(55,720,045)
Professional fees	(18)	(4,220,276)	(46,884,842)
Credits against intercompany accounts	(17)	783,367	155,618,633
Impairment of investment in subsidiary companies	(17)	—	(109,774,138)
Forgiveness of intercompany debt		—	(16,482,588)
Depreciation and amortization		—	(58,677)
Total costs and expenses		(4,966,292)	(67,352,718)

Loss on sale of assets		—	(1,911,437)

Operating loss		(2,483,459)	(39,064,593)

Other income (expense)
Investment income		33,465	10,386,492
Foreign exchange gains/(losses)		4,836	(327,792)
Interest expense, net of capitalized interest		(3,741,883)	(72,042,297)

Loss before taxes		(6,187,041)	(101,048,190)
Income tax expense		(142,150)	(7,906,864)
Loss after taxes	(13)	$(6,329,191)	$(108,955,054)

(15) Sea Containers Ltd does not produce Company only accounts. This statement of operations represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of April 30, 2008, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007 and March 31, 2008.  In order to facilitate the preparation of Sea Containers Ltd and Sea Container Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process for Sea Container Services Limited at June 29, 2007 period end may result in adjustments to the above stated assets. The foreign exchange rates used to translate April 30, 2008, March 31, 2008 and October 15, 2006 were $1.97, $1.99 and $1.87 respectively.

(16) Revenue, in respect of Sea Containers Ltd’s equity interest in GE SeaCo, totals $2,098,583 for the month which is SCL’s share of GE SeaCo’s estimated results for the period January 1, 2008 to April 30, 2008 less results already booked in Quarter 1, 2008. Revenue also includes income of $384,250 for SCL’s share of the joint venture pool fleet with for the month which is an estimate of the results for the period January 1, 2008 to April 30, 2008 less results already booked in Quarter 1, 2008.

(17) Sea Containers Ltd’s policy prior to the bankruptcy filing date was to make provisions for the net receivable due from Sea Containers Ltd Group’s subsidiary companies. The change in the month above, relates to an increase in the net receivable balance due from group companies in the month, which have been written off in accordance with note 3. The main variances are due to foreign exchange movements, cash repatriations and group loan interest received.

(18) As at April 30, 2008 professional fees totalling $46,884,842 have been expensed. During the month $4,220,276 was expensed.

The allocation of professional fees between Sea Containers Ltd and Sea Containers Services Limited for the period January 1 to April 30, 2008 is under review.

Recharges made between Sea Containers Ltd and Sea Containers Services Ltd have been adjusted through the intercompany account between the two companies in all cases.

(19) Selling, general and administrative expenses, for April 2008, includes a recharge of costs via a management fee from Sea Containers Services Limited of $1,099,000.

SEA CONTAINERS SERVICES

BALANCE SHEET

		Unaudited	Unaudited
	Note	April 30 2008	October 15, 2006
Assets
Current assets
Cash and cash equivalents		$26,542	$274,533
Trade receivables		3,093	419,162
Due from related parties (GE SeaCo)	(3)	32,440	4,805,049
Prepaid expenses and other current assets		2,681,552	14,242,003
Total current assets		2,743,627	19,740,747

Fixed assets, net		17,754	3,410,461

Investments		2,650,462	2,515,920
Intercompany receivables	(2)	31,296,850	29,746,215
Other assets		0	14,975
Total assets	(1)	$36,708,692	$55,428,318

(1) This statement of assets represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of April 30, 2008, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007 and March 31, 2008. In order to facilitate the preparation of Sea Containers Ltd and Sea Container Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process for Sea Container Services Limited at June 29, 2007 period end may result in adjustments to the above stated assets. The foreign exchange rates used to translate April 30, 2008, March 31, 2008 and October 15, 2006 were $1.97, $1.99 and $1.87 respectively.

(2) Sea Containers Services Ltd. has net intercompany receivables of $31,296,850. This represents gross intercompany receivables of $123,732,463 and gross intercompany payables of $92,435,613. The Sea Containers Group has a highly complex intercompany accounting process. The Sea Containers Group is currently in the process of evaluating all intercompany receivables and payables as part of its exercise to ascertain value held in subsidiary companies. Whilst this exercise remains ongoing Sea Containers Services Ltd. regards it as appropriate to reflect the full intercompany receivables and payables within its Balance Sheet on a net basis but it is possible that a full or partial provision against its intercompany balances will be required on completion of the evaluation.

(3) As part of the claims process referred to in note (13) of this MOR, GE SeaCo made a claim in respect of trading balances due from Sea Containers Ltd. The claim acknowledged that there were also balances due from GE SeaCo to Sea Containers Ltd but did not reduce the amount of the claim in respect of these amounts. Sea Containers Ltd and the other debtor entities, Sea Containers Services Ltd. and Sea Containers Caribbean Inc. together with GE SeaCo have agreed to resolve this claim outside of the Bankruptcy Court process by entering into a global group Settlement of all balances due between the Sea Containers group of companies and the GE SeaCo group of companies. This settlement has taken the form of a stipulated net balance between the two groups of companies as at June 30 2007. The stipulated balance as at June 30, 2007 was $4,299,882 due from GE SeaCo to the Sea Containers group, which was however reduced by amounts received from GE SeaCo companies since June 30, 2007 to leave a net stipulated balance after receipt of cash of $665,851 at June 30, 2007. The stipulation was approved by the Bankruptcy Court on March 14, 2008.

It is anticipated within the stipulation that the net balance will be received in due course by Sea Containers Ltd on behalf of the Sea Containers group. As part of the stipulation process, the other companies within the Sea Containers group including the other debtor entities, assigned any receivable or payable balances that they held with any GE SeaCo company at 30 June 2007 to Sea Containers Ltd and this has been accounted for through an adjustment to their inter-company balance with Sea Containers Ltd, this treatment being reflected within this MOR. The company has obtained the necessary consents and approvals to formalise these arrangements between Sea Containers Ltd and its subsidiary companies and GE SeaCo.

All transactions between Sea Containers group companies and GE SeaCo group companies that have occurred subsequent to the stipulation date of June 30, 2007, are reflected within the individual accounts of the group companies and are not subject to a Global Settlement.

The amount reflected in this MOR as due from Related Parties consists of a balance of $32,440 in respect of S,G&A services provided for the period January 2008 to April 2008 to GE SeaCo for which payment has not yet been received.

		Unaudited	Unaudited
	Note	April 30, 2008	October 15, 2006

Liabilities and shareholders’ equity
Current liabilities
Accounts payable		$964,910	$1,198,421
Accrued expenses		2,917,103	5,736,956
Current portion of long-term debt		1,498,581	1,807,527
Total current liabilities		5,380,594	8,742,904

Total shareholders’ equity		31,328,098	46,685,414
Total liabilities and shareholders’ equity	(4), (5), (6)	$36,708,692	$55,428,318

(4)  This statement of liabilities reflects Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of April 30, 2008, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form I0-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007 and March 31, 2008. In order to facilitate the preparation of Sea Containers Ltd and Sea Container Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process for Sea Container Services Limited at June 29, 2007 period end may result in adjustments to the above stated assets. The foreign exchange rates used to translate April 30, 2008, March 31, 2008 and October 15, 2006 were $1.97, $1.99 and $1.87 respectively.

(5)  On July 3, 2007 the Determinations Panel of the United Kingdom government Pensions Regulator (which regulates employment-based pension plans in the UK and aims to protect the benefits of members of UK pension plans) published notices of its decision that a Financial Support Direction (FSD) will be issued against Sea Containers Ltd, under Section 43 of the Pensions Act 2004 in respect of the Sea Containers 1983 Pension Scheme (the “1983 Scheme”) and the Sea Containers 1990 Pension Scheme (the “1990 Scheme”) (together the “Schemes”). The hearing before the Determination Panel look place on 12 and 13 June 2007 to consider the warning notices issued by the Regulator in October 2006 and April 2007 in respect of the two Pension Schemes.

On July 24, 2007, Sea Containers Ltd announced that it had lodged an appeal in respect of the Determination Notices issued by the Determinations Panel of the Pension Regulator on June 15, 2007. The appeal contested the Panel’s decision that FSDs should be issued against Sea Containers Ltd under section 43 of the Pensions Act 2004 in respect of the two Pension Schemes. It has always been Sea Containers Ltd’s expectation that any restructuring plan of reorganization proposed under the Chapter 11 bankruptcy protection process would be subject to the Pensions Regulator’s Clearance procedure.

On February 6, 2008, Sea Containers Ltd announced that it had reached a settlement in principle with the Trustees of the two Pension Schemes to agree the amount of their claims against the Sea Containers estate. Under the agreement, the Trustees would have a claim of approximately $200 million recognized in the Company’s Chapter 11 proceedings. The agreement in principle will also create an additional reserve for certain potential pension scheme liabilities, up to $69 million, in respect of age-related equalization changes.

In connection with this important agreement, Sea Containers Ltd withdrew its appeal against the Financial Support Direction (FSD) and the FSD was issued on February 5, 2008. Sea Containers Ltd considers that the settlement will adequately address the FSD and that the current legal proceedings would be of no further benefit. Sea Containers Ltd, alongside the Trustees, will be seeking approval from the Pensions Regulator for the proposed settlement, which is also subject to Bankruptcy Court approval. The settlement has not been reflected in the accounts of Sea Containers Ltd or Sea Containers Services Limited as it is still subject to documentation and regulatory approvals.

On July 9, 2007 the Pensions Regulator notified the Company that it was considering commencing further financial support proceedings against Sea Containers Ltd, with regards to other participating employers in the 1983 Scheme and 1990 Scheme. It is the Company’s intention that such proceedings, if they are brought, will be defended.

(6)  As a result of the Claims Bar Date on July 16, 2007, numerous parties including GE and GE SeaCo have filed proofs of claims in the bankruptcy cases. The Debtors currently are in the process of evaluating these proofs of claim and the claims asserted therein, The MOR does not reflect any analysis of, nor does it incorporate, such proofs of claim or the claims asserted therein.

SEA CONTAINERS SERVICES

STATEMENT OF OPERATIONS

		Unaudited	Unaudited
	Note	One Month Ended April 30, 2008	Period Oct 16, 2006 to April 30, 2008

Revenue		$1,108,643	$46,545,460

Costs and expenses:
Selling, general and administrative expenses		(709,537)	(34,843,522)
Professional fees	(8)	(336,330)	(27,456,764)
Depreciation & amortization		(2,403)	(3,367,176)
Total costs and expenses		(1,048,270)	(65,667,462)

Gains on sale of assets		—	32,136

Operating income/(loss)		60,373	(19,089,866)

Other income (expense)
Interest income		—	44,640
Foreign exchange gains or (losses)		—	(169,391)
Interest expense, net of capitalized interest		(13,829)	(311,474)

Income (loss) before taxes		46,543	(19,526,091)
Income tax credit	(9)	—	2,514,974
Net income/(loss)	(7)	$46,543	$(17,011,116)

(7) This statement of operations reflects Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of April 30, 2008, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007 and March 31, 2008. In order to facilitate the preparation of Sea Containers Ltd and Sea Container Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process for Sea Container Services Limited at June 29, 2007 period end may result in adjustments to the above stated assets. The foreign exchange rates used to translate April 30, 2008, March 31, 2008 and October 15, 2006 were $1.97, $1.99 and $1.87 respectively.

(8) As at April 30, 2008 professional fees totalling $27,456,764 have been expensed. During the month $336,330 was expensed.

The allocation of professional fees between Sea Containers Ltd and Sea Containers Services Limited for the period January 1 to April 30, 2008 is under review.

Recharges made between Sea Containers Ltd and Sea Containers Services Ltd have been adjusted through the intercompany account between the two companies in all cases.

(9) The income tax credit for the period October 16, 2006 to April 30, 2008 consists of current tax credit of $2,514,974.

Sea Containers CARIBbEAN

Balance Sheet

		Unaudited	Unaudited
		April 30,	October 15,
	Note	2008	2006

Assets
Current assets
Cash and cash equivalents		$—	$—
Deferred tax		—	—
Due from related parties		—	—
Prepaid expenses and other current assets		—	—
Total current assets		—	—

Fixed assets, net		—	—

Investments		—	—
Intercompany receivables		—	—
Other assets		—	—

Total assets	(1)	$—	$—

(1) This statement of assets represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis.  As of April 30, 2008, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006 December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007 and March 31, 2008. The certification and audit process may result in adjustments to the above stated assets. Sea Containers Caribbean Inc. has not traded in the last twelve months.

		Unaudited	Unaudited
		April 30,	October 15,
	Note	2008	2006

Liabilities and shareholders’ equity
Current liabilities
Accounts payable		$3,530,094	$3,530,094
Accrued expenses		—	—
Current portion of long-term debt		—	—
Total current liabilities		3,530,094	3,530,094

Total shareholders’ equity		(3,530,094)	(3,530,094)
Total liabilities and shareholders’ equity	(2)	$—	$—

(2) This statement of liabilities represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis.  As of April 30, 2008, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006 December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007 and March 31, 2008. The certification and audit process may result in adjustments to the above stated assets. Sea Containers Caribbean Inc. has not traded in the last twelve months.

SCL Intercompany Balance As At

		April 08	March 31
		2008	2008	Movement
		$	$	$
	Receivable

G301	SC British Isles	121,376,289	122,608,120	(1,231,831)
G309	Fairways and Swinford	124,094	125,354	(1,260)
G320/321	SC Services	77,024,136	78,037,743	(1,013,607)
G325	GNER Holdings	1,679,404	1,696,454	(17,050)
G353/356/361	SC America Inc	8,586,280	8,586,280	—
G355	SPC	100,656,716	100,741,308	(84,592)
G359	SC Brasilia	10,554,575	10,554,575	—
G362	SC Australia	170,885	160,307	10,578
G376	Mobilbox	182	182	—
G382	Strider 2	4,222,504	4,222,504	—
G385	Vessel Holdings 3	7,644,985	7,644,985	—
G389	Strider 9	1,938,178	1,938,178	—
G390	Strider 10	8,821,179	8,821,179	—
G392	Hyde Park Containers	8,464	7,087	1,377
G393	Melbourne Park containers	5,897	5,789	108
G394	IRS NZ	4,029	3,690	339
G395	Cooltainers	25	25	—
G398	Technitank	600,000	600,000	—
G402	Boxer 2	2,731,302	2,731,302	—
G403	Boxer 3	13,419,698	13,419,698	—
G411	Contender 1	36,712,498	36,712,498	—
G413	West Australia Line	1,222,855	1,222,855	—
G414	Seacat Limited	419,681	428,245	(8,564)
G415/548	SC Ropax	3,302,490	3,286,127	16,363
G416	Fast Ferries Ltd	6,687,105	6,754,996	(67,891)
G419	Nagara Tam	854,524	854,524	—
G420	Nagara Ltd	1,052,675	1,052,675	—
G422	Seafast Management Services	63,965	63,965	—
G426/434	Paulista Containers	26,308,775	26,259,964	48,811
G435	CMCI	2,615,747	2,615,747	—
G447	Brasiluvas Agricola	3,451,114	3,443,153	7,961
G449	Societe Bananiere De Motobe	527,531	527,531	—
G450	SC Properties	10,217,854	10,217,854	—
G459	Vessel Holdings	2,390,777	2,390,777	—
G460	Ferry & Port Holdings	1,000,768,927	1,010,286,538	(9,517,611)
G462	SC Ferries	18,500	18,500	—
G470	SeaCat 2	16,767,463	16,767,463	—
G472	SeaCat 4	16,152,868	16,152,868	—
G520	SC Mauritius	39,229	39,229	—
G521	Freight containers India	18	18	—
G530	Super SeaCat 1	20,435,204	20,435,204	—
G531	Super SeaCat 2	25,593,467	25,593,467	—
G533	Super SeaCat 3	8,714,312	8,714,312	—
G534	Super SeaCat 4	13,090,509	13,090,509	—
G538	SeaCat Ltd	17,200,321	17,200,321	—
G543	SC Finland (Ex Silja Holdings)	60,266,096	60,266,096	—
G546	SeaCat 6	8,394,947	8,394,947	—
G547	SeaCat 7	11,698,925	11,698,925	—
G562	SC Finnjet	15,646,991	15,646,991	—
G626	SC Treasury	16,266,652	16,254,165	12,487
G628	SC Estonia	396,831	396,831	—
		1,686,847,673	1,698,692,055	(11,844,382)

		April 08	March 31
		2008	2008	Movement
		$	$	$
	Payable

G303	Illustrated London News	(19,671,866)	(19,872,803)	200,937
G310	Quota Holdings	(12,000)	(12,000)	—
G313	Super SeaCat Italia	(130)	(130)	—
G314	SC Italia Holdings	(66,621)	(66,621)	—
G326	GNER	(10,342)	0	(10,342)
G334	SC Chartering	(58)	(58)	—
G346	Yorkshire Marine Containers	(12,278,629)	(12,403,274)	124,645
G364	SC Iberia	(6,538,577)	(6,714,986)	176,409
G366	IRS pte	(11,186)	(10,752)	(434)
G409	SC UK	(1,002,893,339)	(1,013,074,116)	10,180,777
G410	Burginhall 818	(39,401)	(39,802)	401
G412	Contender 2	(5,116,079)	(5,116,079)	—
G421	Atlantic Maritime Services	(2,591,280)	(2,591,280)	—
G431	SeaCo Parts Inc	(45,451)	(45,451)	—
G446	Marine Container Insurance	(12,571,553)	(12,541,553)	(30,000)
G464	SC Holdings	(17,964,573)	(18,146,938)	182,365
G474	SC Ports & Ferries	(80,676,352)	(80,676,352)	—
G475	Liverpool Dublin	(42)	(42)	—
G495	Hoverspeed GB	(3,132,273)	(3,164,072)	31,799
G545	SC Finland Services	(2,639,220)	(2,699,940)	60,720
G560	SC Finance Ireland	(6,247,658)	(6,391,396)	143,738
		(1,172,506,630)	(1,183,567,645)	11,061,015

	Net	514,341,043	515,124,410	(783,367)

Sea Container Services Limited

Intercompany Balances

	USD 1.97	USD 1.99
	April 30	March 31		Movement
	2008	2008	Movement	@ USD 1.97
	£	£	£	$
Receivable

SC British Isles	23,721,005	23,727,556	(6,551)	(12,905)
Ferry & Port Holdings (incl ILN)	6,497,010	5,966,619	530,391	1,044,870
GNER Holdings	13,762	13,762	—	—
ILN + Sketch	25,580,923	25,580,923	—	—
YMCL	5,152,732	5,150,072	2,660	5,240
SC Maritime	1,111,173	1,114,664	(3,491)	—
PCML	7,672	7,672	—	—
Periandros	489,947	486,615	3,332	6,564
Newhaven Marina	0	192,714	(192,714)	—
SC House Management	38,914	38,914	—	—
SC America Inc	29,112	29,112	—	—
SC Railway Services	73,400	87,074	(13,674)	(26,938)
Superseacat Italia	92,707	92,707	—	—

	62,808,357	62,488,404	319,953	1,016,831

Payable

SCL	(39,100,419)	(39,216,846)	116,427	229,361
GNER	(2,658)	(1,632)	(1,026)	(2,021)
Newhaven Marina	(3,171,815)	(3,171,815)	—	—
SC Property Services	(4,107,286)	(4,107,286)	—	—
Fairways & Swinford	(118,798)	(112,821)	(5,977)	(11,775)
SC Treasury	(100,927)	(35,795)	(65,132)	(128,310)
SC Finland	(319,728)	(312,353)	(7,375)	(14,529)

	(46,921,631)	(46,958,548)	44,292	87,255

	15,886,726	15,529,856	364,245	1,104,087

	$	$
Receivable	123,732,463	124,351,924

Payable	(92,435,613)	(93,447,511)

	31,296,850	30,904,413

TAX PAYMENT ATTESTATION

Taxes

Pursuant to the Exempted Undertakings Tax Protection Act (Bermuda) 1966, Sea Containers Ltd., a company incorporated under the laws of Bermuda, is not subject to any tax on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance.

Sea Containers Services Ltd. has paid post-petition tax payments as due.

Payroll Taxes Withheld and Paid

All payroll taxes of Sea Containers Services Ltd. have been fully paid for the period covered by this report.

STATEMENT REGARDING INSURANCE POLICIES

All insurance policies for the Debtors have been fully paid for the period covered by this report, including workers compensation and disability insurance.

In Re;	Sea Containers Ltd	Case No.

		Reporting Date	April 30, 2008

		$

Accounts Receivable Reconciliation and Ageing

Total accounts receivable at the beginning of the reporting period		1,462,889

Add	Amounts billed during the period	169,558

Less	Amounts collected during the period	(197,426)

Other movements (Sundry w/offs)		4,334

Total accounts receivable at the end of the reporting period		1,439,355

Accounts Receivable Ageing

0 - 30	days old	6,881

31 - 60	days old	2,332

61 - 90	days old	32,712

91 +	days old	1,397,430

Total accounts receivable		1,439,355

Amounts considered uncollectible (net)		(1,378,835)

Accounts receivable net		60,520

In Re;	Sea Containers Services Limited	Case No.

		Reporting Date	April 30, 2008

		$

Accounts Receivable Reconciliation and Ageing

Total accounts receivable at the beginning of the reporting period		2,344

Add	Amounts billed during the period	772

Less	Amounts collected during the period	0

Other movements - foreign exchange		(23)

Total accounts receivable at the end of the reporting period		3,093

Accounts Receivable Ageing

0 - 30	days old	2,344

31 - 60	days old	0

61 - 90	days old	749

91 +	days old	0

Total accounts receivable		3,093

Amounts considered uncollectible (net)		0

Accounts receivable net		3,093

Sea Containers Ltd

Post Petition Aged Creditors listing

As at April 30, 2008

	Aged debt
	0 - 30	31 - 60	61 - 90	91 and over	Total
	$	$	$	$	$

Accounts Payable	212,732			6,248	218,980

Professional fees	8,862,630	2,182,750	—	153,490	11,198,870

	9,075,362	2,182,750	—	159,738	11,417,850

Professional fees are made up as follows:

AP Services	376,659	—	—	—	376,659
Appleby	47,502	30,621	—	—	78,123
Bingham McCutchen	855,165	309,117	—	—	1,164,282
Carter Ledyard and Milburn	330,683	—	—	—	330,683
Conyers Dill and Pearman	3,166	—	—	—	3,166
Houlihan Lokey Howard	2,171,710	—	—	—	2,171,710
Kirkland and Ellis	2,016,830	1,223,854	—	—	3,240,684
Kroll	1,111,893	—	—	—	1,111,893
Morris Nichols	148,325	—	—	—	148,325
Navigant Consulting	79,195	—	—	—	79,195
Pepper Hamilton	49,204	—	—	—	49,204
Pricewaterhouse Coopers	345,935	322,096	—	—	668,031
Pricewaterhouse Coopers - Legal	108,377	—	—	—	108,377
Reed Smith Richards Butler	258,162	—	—	—	258,162
Sidley Austin	—	—	—	153,490	153,490
Warren H Smith and Assoc	71,569	—	—	—	71,569
Willkie Farr & Gallagher	787,899	297,062	—	—	1,084,961
Young Conaway	100,356	—	—	—	100,356

	8,862,630	2,182,750	—	153,490	11,198,870

Sea Containers Services Ltd

Post Petition Aged Creditors listing

As at April 30, 2008.

	Aged debt
	0 - 30	31 - 60	61 - 90	91 and over	Total
	$	$	$	$	$

Accounts Payable	640,630	—	709	28,411	669,751

Professional fees	—	—	—	—	—

	640,630	—	709	28,411	669,751

Professional fees are made up as follows:

	—	—	—	—	—

DEBTORS QUESTIONNAIRE

Must be completed each month	Yes	No
1. Have any assets been sold or transferred outside normal course of business this reporting period? If yes, provide an explanation below.		X
2. Have any funds been disbursed from any account other than a debtor in possession account this reporting period? If yes, provide an explanation below.		X
3. Have all postpetition tax returns been timely filed? If no, provide an explanation below.	X
4. Are workers compensation, general liability and other necessary insurance coverages in effect? If no, provide an explanation below.	X